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                                                       Exhibit 21.1



                      SUBSIDIARIES OF REGISTRANT
                      --------------------------

The companies listed below are the majority-owned subsidiaries of the registrant as of December 31, 1998:


                                              State or Other
                                               Jurisdiction
                                                 in which
   Name of Subsidiary                          Incorporated
--------------------------                    --------------

Atlantic Research Corporation                   Delaware
Casco IMOS Italia S.R.L.                        Italy
Casco Products Corporation                      Delaware
The Centor Company                              Missouri
Chromalloy American Corporation                 Delaware
Chromalloy Castings Tampa Corporation           Delaware
Chromalloy Gas Turbine Corporation              Delaware
Chromalloy Gas Turbine France                   France
Chromalloy Heavy Industrial Turbines, Ltd.      Delaware
Chromalloy Holland B.V.                         Netherlands
Chromalloy Israel Ltd                           Israel
Chromalloy Men's Apparel, Inc.                  Delaware
Chromalloy San Diego Corporation                California
Chromalloy Thailand Ltd                         Thailand
Chromalloy U.K. Ltd.                            England
Chromalloy Wallkill Corp.                       New York
Chromizing, S.A. de C.V.                        Mexico
Jamo Matrizjen B.V.                             Netherlands
Malichaud et CIE S.A.                           France
MEGTEC Systems AB                               Sweden
MEGTEC System, GmbH                             Germany
MEGTEC Systems, Inc.                            Delaware
MEGTEC Systems, SA                              France
Sequa Capital Corporation                       New York
Sequa Coatings Corporation                      Indiana
Sequa Financial Corporation                     New York
Specialized Overhaul Services Group, Inc.       Delaware
TurboCombustor Technology, Inc.                 Florida
Warwick International Group Ltd                 England




Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

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